Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual report of VCG Holding Corp. (the “Company”) on Form 10-KSB for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Troy H. Lowrie, Chairman of the Board and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and:

2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to VCG Holding Corp. and will be retained by VCG Holding Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Troy H. Lowrie
Troy H. Lowrie,
Chairman of the Board of and
Chief Executive Officer

Dated: April 14, 2004

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